Exhibit 23.2

Williams & Webster, P.S.

Certified Public Accountants & Business Consultants

Bank of America Financial Center • 601 W. Riverside, Suite 1940 • Spokane WA 99201 • Phone (509) 838-5111 • Fax (509) 838-5114

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1, File No. 333-145520, of our report dated February 26, 2007, relating to the consolidated financial statements of Sterling Mining Company and subsidiaries for the years ended December 31, 2006, 2005 and 2004, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
August 30, 2007